EXHIBIT 99.1




                                  NEWS RELEASE

        Press Contact:  Bob McMullan
                        Chief Financial Officer
                        GlobespanVirata, Inc.
                        732-345-7558


    GlobespanVirata Completes Acquisition of Intersil's Wireless Networking
                                 Products Group


     Red Bank, New Jersey - August 28, 2003 -- GlobespanVirata, Inc. (NASDAQ:
GSPN), a leading provider of wireline and wireless communications solutions for enterprise, consumer and service provider markets, announced today that it has completed the acquisition of the Wireless Networking Products Group ("WLAN Business") of Intersil Corporation (NASDAQ: ISIL). The WLAN Business is a leading supplier of high-speed wireless networking solutions, with the industry's longest history of WLAN development. This transaction was originally announced on July 15, 2003.

     Through the acquisition of the WLAN Business, GlobespanVirata expects to accelerate its growth by entering adjacent market segments including the enterprise, home networking, consumer electronics networking and wireless data segments. The WLAN semiconductor market is one of the fastest growing segments within the overall semiconductor sector. GlobespanVirata believes that its leadership position in DSL combined with the WLAN Business' leadership position in wireless networking creates the world's most compelling product offering for consumers, enterprises and service providers.

     GlobespanVirata paid Intersil $250 million in cash and issued 15,462,185 shares of GlobespanVirata common stock.

GLOBESPANVIRATA TELECONFERENCE FOR INVESTORS

     GlobespanVirata will hold a conference call for investors at 8:00 AM Eastern Time on Wednesday, September 3, 2003 to discuss the WLAN Business. GlobespanVirata will also provide a live webcast of the conference call through its website at http://www.globespanvirata.com by following the links to GlobespanVirata's conference call.

     GlobespanVirata will also provide a re-broadcast of the conference call through the above website links beginning at noon Eastern Time on September 3, 2003.

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ABOUT GLOBESPANVIRATA

     GlobespanVirata is a leading provider of wireline and wireless communications solutions for enterprise, consumer and service provider markets. GlobespanVirata delivers complete high-speed, cost-effective and flexible DSL and wireless networking chip sets, software and reference designs to leading global manufacturers of broadband access and wireless networking equipment. The company's products include broadband solutions for modems, routers, residential gateways, and DSLAMs, as well as a wide variety of wireless networking chip sets and reference designs that are enabling a new generation of wireless connectivity in notebooks, PDAs, digital cameras, MP3 players and other handheld networking appliances.

     GlobespanVirata applies the industry's longest history in DSL and wireless networking development and deployment to offer unparalleled customer support in bringing its proven broadband and wireless networking solutions to market. GlobespanVirata is headquartered at 100 Schulz Drive, Red Bank, New Jersey 07701 and can be reached at +1-732-345-7500 or at www.globespanvirata.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Except for historical information contained herein, this press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934 that involves significant risks and uncertainties, and is subject to the safe harbors created by this section. Actual events may differ materially from those projected in these forward-looking statements. Factors that might cause a difference include, but are not limited to, risks related to GlobespanVirata's ability to successfully integrate the WLAN Business into its existing business, the synergies between the WLAN Business and GlobespanVirata, GlobespanVirata's ability to sell and support the acquired Intersil WLAN Business products and to integrate those Intersil employees it hires, the general slowdown in spending in the telecommunications industry, customer implementation plans, risks of price competition among DSL and WLAN chip set suppliers, risks of customer loss or decreases in purchases by significant customers, risks of dependence upon third-party suppliers, risks of integrating acquisitions, risks due to rapid changes in the market for DSL chip sets, market acceptance of new products, ability of leading equipment manufacturers to incorporate our products into successful products, ability of telecommunication service providers to market and sell DSL services, uncertainties concerning the continued impact of competitive products, risks due to limited protection of our intellectual property, uncertainties concerning continued service of our key employees, risks of operating in international markets and general market, economic, regulatory and business conditions. We refer you to the documents GlobespanVirata files from time to time with the Securities and Exchange Commission, in particular the most recent quarterly reports on Form 10-Q and annual reports on Form 10-K of GlobespanVirata. GlobespanVirata undertakes no obligation to revise or update publicly the forward-looking information contained in this press release for any reason.